EXHIBIT 3.1

          REMOVAL OF SUCCESSOR PROTECTOR AND RESIGNATION OF PROTECTOR


     WHEREAS, GARY R. SIEGEL ("SIEGEL") is the duly appointed successor and current Protector of The Halton Declaration of Trust, dated December 31, 1992 (the "Trust"), pursuant to that certain FOURTH SCHEDULE of the Trust and that certain Resignation of Protector and Selection of Successor Protector dated July 21, 1994 (but effective as of August 31, 1994);

     WHEREAS, pursuant to that certain Selection of Alternate Successor Protector dated June 1, 1995, SIEGEL (i) nominated and appointed JAY GORDON, ESQUIRE ("GORDON") as the alternate successor Protector of the Trust to act as Protector only if SIEGEL ceases for any reason to hold office as Protector of the Trust and (ii) revoked the nomination of any and all other successor Protectors and/or alternate successor Protectors heretofore made by any Protector to the Trustees of the Trust, save and except SIEGEL;

     WHEREAS, pursuant to the FOURTH SCHEDULE of the Trust, SIEGEL has the absolute and unconditional right, by a written instrument delivered to the Trustees of the Trust, to resign as Protector of the Trust at any time and for any reason;

     WHEREAS, effective immediately upon receipt of this instrument by the Trustees of the Trust, or a copy thereof followed by the original instrument (the "Effective Date"), SIEGEL wishes to resign as Protector of the Trust; and

     WHEREAS, as of the Effective Date, GORDON wishes to reject his nomination and appointment as alternate successor Protector of the Trust and otherwise to resign from the office of Protector of the Trust to the extent such office may have been conferred upon him.

     NOW, THEREFORE, effective for all purposes and in all respects as of the Effective Date, (i) SIEGEL does hereby resign as Protector of the Trust and (ii) GORDON does hereby notify the Trustees that he does not accept or consent to his nomination and appointment as successor Protector of the Trust and, by this instrument, hereby resigns from the office of Protector of the Trust to the extent such office may have heretofore been conferred upon him. In furtherance of the foregoing, the Protector hereby confers upon the Trustees of the Trust, pursuant to Clauses 6 and 7 of the FOURTH SCHEDULE, the sole and exclusive right, power and authority to act as the Protector of the Trust until another is chosen and to appoint such successor Protector as they shall see fit (and at such time as they shall determine) to carry out the role of Protector under the Trust.

WITNESS:



                                    GARY R. SIEGEL, Protector of the
                                          Halton Declaration of Trust



                                    JAY GORDON

                    )
                    : ss:
                    )

     BE IT REMEMBERED that, on the ____ day of September, 1995, before me, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that the above signed, GARY R. SIEGEL, personally came and appeared before me in said jurisdiction, and, being personally well known to me, and being by me first duly sworn, did depose and say that he did duly sign and seal and as and for his act and deed execute, acknowledge and deliver the within instrument for the purposes therein mentioned.

     Subscribed and sworn to me on this ____ day of September, 1995.


                                  ___________________________________
                                             Notary Public


                                  My Commission Expires:_____________

[Notarial Seal]

                    )
                    : ss:
                    )

     BE IT REMEMBERED that, on the ____ day of September, 1995, before me, a Notary Public in and for the jurisdiction aforesaid, do hereby certify that the above signed, JAY GORDON, personally came and appeared before me in said jurisdiction, and, being personally well known to me, and being by me first duly sworn, did depose and say that he did duly sign and seal and as and for his act and deed execute, acknowledge and deliver the within instrument for the purposes therein mentioned.

            Subscribed and sworn to me on this ____ day of September, 1995.



                                  ___________________________________
                                             Notary Public


                                  My Commission Expires:_____________

[Notarial Seal]

                      DESIGNATION OF SUCCESSOR PROTECTOR

     WHEREAS, the undersigned, COUTTS & CO. (BAHAMAS), LIMITED, a Bahamian corporation ("TRUSTEE"), is the duly appointed Trustee of The Halton Declaration of Trust, dated December 31, 1992 (the "Trust");

     WHEREAS, pursuant to that certain Removal of Successor Protector and Resignation of Protector dated September 19, 1995 (the "Resignation") delivered to TRUSTEE, the successor Protector, Gary R. Siegel, resigned as Protector of the Trust, and the alternate successor Protector, Jay Gordon, failed to consent to his nomination as successor Protector of the Trust and otherwise resigned from the office of Protector of the Trust, all effective upon delivery of the Resignation to TRUSTEE as of September 22, 1995;

     WHEREAS, pursuant to the Resignation and Clauses 6 and 7 of the FOURTH SCHEDULE of the Trust, it was conferred upon the TRUSTEE the sole and exclusive right, power and authority to act as the Protector until another is chosen and, at such time as the TRUSTEE shall determine, to appoint such successor Protector as the TRUSTEE shall see fit to carry out the role of Protector under the Trust;

     WHEREAS, TRUSTEE wishes to nominate and appoint BAHAMAS PROTECTORS, LTD., a Bahamian corporation ("PROTECTORS"), as the successor Protector of the Trust to act as Protector immediately upon the later of (i) its acceptance of such nomination or (ii) October 20, 1995 (the "Effective Date");

     NOW, THEREFORE, TRUSTEE, pursuant to the authority granted to it under the FOURTH SCHEDULE of the Trust, effective for all purposes and in all respects as of the Effective Date, does hereby nominate and appoint PROTECTORS as the successor Protector of the Trust.

     By joining in the execution of this Designation of Successor Protector, PROTECTORS hereby acknowledges, accepts and consents to its nomination and appointment as successor Protector of the Trust, and hereby accepts the Trust and covenants that it shall faithfully discharge its duties as successor Protector of the Trust.

WITNESS/ATTEST:                     COUTTS & CO. (BAHAMAS) LIMITED,
                                      Trustee

     I hereby acknowledge and accept my nomination and appointment as successor Protector of the Trust in accordance with the terms hereof, the Trust and the FOURTH SCHEDULE as of Effective Date.

WITNESS/ATTEST:                     BAHAMAS PROTECTORS, LTD.

                    )
                    : ss:
                    )

            BE IT REMEMBERED that, on the ____ day of October, 1995, before me, a Notary Public or other Public Offical in and for the jurisdiction aforesaid, do hereby certify that the above signed, _________________, an authorized officer of COUTTS & CO. (BAHAMAS), LIMITED ("Trustee"), personally came and appeared before me in said jurisdiction, and, being personally well known to me, and being by me first duly sworn, did depose and say that he/she did duly sign and seal and as and for his/her act and deed on behalf of Trustee execute, acknowledge and deliver the within instrument for the purposes therein mentioned.

            Subscribed and sworn to me on this ____ day of October, 1995.



                                  ___________________________________
                                             Notary Public


                                  My Commission Expires:_____________

[Notarial Seal]

                    )
                    : ss:
                    )

     BE IT REMEMBERED that, on the ____ day of October, 1995, before me, a Notary Public or other Public Offical in and for the jurisdiction aforesaid, do hereby certify that the above signed, _________________, an authorized officer of BAHAMAS PROTECTORS, LTD. ("Protectors"), personally came and appeared before me in said jurisdiction, and, being personally well known to me, and being by me first duly sworn, did depose and say that he/she did duly sign and seal and as and for his/her act and deed on behalf of Protectors execute, acknowledge and deliver the within instrument for the purposes therein mentioned.

            Subscribed and sworn to me on this ____ day of October, 1995.



                                     -3-